SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                  CURRENT REPORT

                       Pursuant to Section 13 or 15 (d)
                    of the Securities Exchange Act of 1934

     Date of Report - (Date of earliest event reported) : June 1, 1999


                        STANDARD MICROSYSTEMS CORPORATION
              (Exact name of registrant as specified in its charter)


              Delaware            0-7422             11-2234952
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             (State of         (Commission         (IRS Employer
           Incorporation)        File No.)       Identification No.)



     80 ARKAY DRIVE, HAUPPAUGE, NEW YORK                  11788
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   (Address of principal executive offices)             (Zip Code)



 Registrant's telephone number, including area code:          516-435-6000

                              Not applicable
                         -----------------------
       (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

In March 1999, the Company's Board of Directors approved a plan for the Company to divest its Foundry Business Unit (FBU) in March 1999. The FBU had been experiencing significant operating losses during the past several years. This divestiture was completed on June 1, 1999, with the Company signing an Asset Purchase Agreement, and related agreements, selling the assets of its Foundry Business Unit to privately held Inertia Optical Technology Applications, Inc.
(IOTA) of Newark, NJ. The assets of the Foundry Business Unit will be combined with the operations of IOTA.

Both businesses specialized in MicroElectroMechanical Systems (MEMS), which are semiconductor-related products with mechanical properties used in such applications as sensors, ink jet print heads and micro-valves. The combined businesses will hereafter operate as Standard MEMS, Inc. (SMI), and will operate out of an existing Standard Microsystems Corporation facility in Hauppauge, New York, as well as in several IOTA facilities in New Jersey, California, Massachusetts, Mexico and Germany.

The transaction was effected through IOTA's purchase of the FBU's assets from SMSC in exchange for common stock of IOTA representing 38% of IOTA's outstanding capital stock. Standard MEMS, Inc. is accordingly majority owned by the previous shareholders of IOTA. SMSC has committed to reducing its 38% interest in SMI to 19% or less within one year.

The consideration for the sale was determined by arms-length bargaining.
Robert M. Brill, a director of SMSC, is Managing Member of Newlight Partners, LLC and Managing Director of Newlight Partners, Ltd., which companies are general partners of Newlight Associates, L.P. ("NA") and Newlight Associates,
(BVI), L.P. ("BVI"). In March 1999, NA and BVI acquired approximately 15% of IOTA's outstanding capital stock, and Mr. Brill was elected a director of IOTA. SMSC has been advised that NA and BVI plan to invest an additional $1,000,000 in IOTA.

As a result of this transaction, SMSC has reported the operating results, net assets and cash flows of the Foundry Business Unit as a discontinued operation in its previously filed form 10-K for the fiscal period ended February 28, 1999. SMSC recorded a pre-tax charge of $15,200,000 in the fourth quarter ended February 28, 1999, covering write-downs of certain FBU assets, operating losses expected to occur before completion of the transaction, and other costs associated with the transaction.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Condensed Statements of Operations for the twelve month period ended February 28, 1999, and a Pro Forma Consolidated Balance Sheet as of February 28, 1999 are not presented herin. The Consolidated Statements of Operations and Consolidated Balance Sheets included within the Company's previously filed Form 10-K for the fiscal period ended February 28, 1999 reflect this transaction for all periods presented.

(c) Exhibits. The exhibits identified below are made part of this report.

Exhibit No.        Exhibit
-----------        --------
10.1 Asset Purchase Agreement dated May 27, 1999, between Inertia Optical Technology Applications, Inc. and Standard Microsystems Corporation.

10.2 Stockholders Agreement dated June 1, 1999, between Inertia Optical Technology Applications, Inc. ("IOTA"), Standard Microsystems Corporation and other stockholders of IOTA.

10.3 Transition Services Agreement dated June 1, 1999, between Inertia Optical Technology Applications, Inc. and Standard Microsystems Corporation.



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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized.


                                STANDARD MICROSYSTEMS CORPORATION (Registrant)


Date: June 14, 1999                 /S/       Eric M. Nowling,
                                        -------------------------------

                                          (Signature)
                                        Eric M. Nowling
                          Vice President - Finance and Chief Financial Officer
                              (Principal Financial and Accounting Officer)


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                                 EXHIBIT INDEX

Exhibit No.        Exhibit
-----------        -------
10.1 Asset Purchase Agreement dated May 27, 1999, between Inertia Optical Technology Applications, Inc. and Standard Microsystems Corporation.

10.2 Stockholders Agreement dated June 1, 1999, between Inertia Optical Technology Applications, Inc. ("IOTA"), and Standard Microsystems Corporation and other stockholders of IOTA.

10.3 Transition Services Agreement dated June 1, 1999, between Inertia Optical Technology Applications, Inc. and Standard Microsystems Corporation.